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                                                                    EXHIBIT 99.1

                          [FORM OF FRONT OF PROXY CARD]
                                    SDL, INC.
                 80 ROSE ORCHARD WAY, SAN JOSE, CALIFORNIA 95134
               SPECIAL MEETING OF STOCKHOLDERS -- __________, 2000
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Donald R. Scifres and Michael L. Foster as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of SDL, Inc. at ______________________, on _________, __________,
2000, at _________ PST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Stockholders, to be held on _________, __________, 2000. Thank you in advance for your prompt consideration of these matters.

Sincerely, SDL, Inc.

The Board of Directors recommends a vote FOR the proposal outlined below.

   1. To adopt the Agreement and Plan of Merger, dated as of July 9, 2000, among SDL, JDS Uniphase Corporation and K2 Acquisition, Inc., a wholly owned subsidiary of JDS Uniphase. Under the merger agreement, K2 Acquisition will merge with and into SDL and SDL will survive the merger as a wholly owned subsidiary of JDS Uniphase. In the merger, holders of outstanding shares of common stock of SDL will receive 3.8 shares of common stock of JDS Uniphase for each share of SDL common stock they hold.

        [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

   2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment(s) of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

        Please sign exactly as your name(s) appear(s) on the books of SDL. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature  ________________________  Date  ________________

Signature  ________________________  Date  ________________